UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Preliminary Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]	Definitive Information Statement

ONCOLOGIX TECH, INC.

(Name of Registrant Specified in Charter)

Payment of filing fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rule 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies: Common Stock, $.001 pare value

(2)	Aggregate number of securities to which transactions applies: 736,615,725

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4)	Proposed maximum aggregate value of transaction: N/A

(5)	Total fee paid: N/A

[ ]	Fee paid previously with preliminary materials

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid: $0

(2)	Form, schedule or registration statement no.: N/A

(3)	Filing party: N/A

(4)	Date filed: N/A

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF ONCOLOGIX TECH, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

ONCOLOGIX TECH, INC.
1604 W. Pinhook Rd. #200
Lafayette, LA 70508
(616) 977-9933

INFORMATION STATEMENT
January 20, 2017

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

To the Holders of Common Stock of Oncologix Tech, Inc.:

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Common Stockholders”) of Common Stock, par value $.0001 per share (the “Common Stock”), of Oncologix Tech, Inc., a Nevada corporation (the “ Company”), to notify such Common Stockholders that on October 15, 2016, the Company received a unanimous written consent in lieu of a meeting of the holder of Series C Preferred Stock, par value $.0001 per share (the “ Series C Preferred “). The 100,000 shares of Series C Preferred have the equivalent of fifty-one percent (51%) of the votes of all outstanding Common and Preferred Stock. Currently, there are two holders of Series C Preferred (the “Series C Stockholders”), holding all 100,000 shares of Series C Preferred, resulting in the Series C Stockholders holding in the aggregate 51% of the total voting power of all issued and outstanding voting capital of the Company (the “Majority Stockholders”). The Majority Stockholders authorized the following:

●	The increase in the number of authorized shares of Common Stock from seven hundred fifty million (750,000,000) shares of Common Stock to seven billion (7,000,000,000) shares of Common Stock (the “Authorized Share Increase”);

We have attached as Appendix A hereto a form of the proposed amendment to the Articles of Incorporation, the increase in authorized shares of common stock to seven billion.

On October 15, 2016, the Board of Directors of the Company (the “Board”) approved, and recommended for approval to the holders having the power to vote with respect to the Common Stock, the Authorized Share Increase (the “Action”). On October 15, 2016, the Majority Stockholders0. approved the Action by written consent in lieu of a meeting in accordance with the Nevada Corporation Law. Accordingly, your consent is not required and is not being solicited in connection with the approval of the Action.

We will mail the Notice to the Common Stockholders on or about February 3, 2017. The Company anticipates that the Amendment will become effective on or about February 24, 2017.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The Board believes that the Common Stockholders of the Company will benefit from the Action because it believes that the Company will be able to retire legacy convertible debt, raise expansion and growth capital for current enterprises, and to attract new investors for investment in its medical equipment businesses.

The Board believes that the Common Stockholders of the Company will benefit from the Authorized Common Stock Share Increase because such change may allow the Company greater flexibility in pursuing acquisitions, equity investments and other opportunities.

Accordingly, it was the Board’s opinion that the Action would better position the Company to attract potential business candidates and provide the Common Stockholders a greater potential return.

By Order of the Board of Directors,

/s/ Michael A. Kramarz
Michael A. Kramarz
Chairman & Chief Executive Officer

Item 1. Information Statement

INTRODUCTION

Sections 78.385 and 78.390 of the Nevada Revised Statutes provide that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders’ meeting convened for the specific purpose of such action. Nevada Statutes, however, requires that in the event an action is approved by written consent, a Company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to a company.

In accordance with the foregoing, we will mail the Notice to the Common Stockholders on or about February 24, 2017.

This Information Statement contains a brief summary of the material aspects of the Action approved by the Board of Directors (the “Board”) of Oncologix Tech, Inc. (the “Company,” “we,” “our,” or “us”) and the holder of Series C Preferred Stock (the “Series C Preferred”), which has voting rights with respect to the Common Stock and constitutes a majority of the voting power of the Common Stock.

SERIES C PREFERRED STOCK

By unanimous written consent of the Board (as permitted under Nevada Statutes), the designation, rights, preferences and privileges of the Series C Preferred were established by the Board (as is permitted under Nevada Statutes and by the Certificate of Incorporation, as amended, of the Company). The designation, rights, preferences and privileges that the Board established for the Series C Preferred is set forth in a Certificate of Designation that was filed with the Secretary of State of the State of Nevada on October 7, 2016. Among other things, the Certificate of Designation provides that the 100,000 shares of Series C Preferred has the equivalent of fifty-one percent (51%) of the votes of all the outstanding shares of Common and Preferred Stock.

As of October 26, 2016, there were issued and outstanding (i) 736,615,725, shares of our Common Stock, (ii) 100,000 shares of our Series C Preferred, (iii) 78,561 shares of our Series D Preferred and (iv) 129,062 shares of our Series A Preferred. Based on the foregoing, the total aggregate amount of votes entitled to vote regarding the approval of the Actions is one billion, seven hundred fifty nine million, nine hundred sixty four thousand, six hundred three (1,759,964,603) (the sum of the votes represented by the issued and outstanding shares of Common Stock, Series C Preferred, Series C Preferred and Series A Preferred). Pursuant to Nevada, a majority of the voting equity of the Company, or at least eight hundred seventy nine million, nine hundred eighty two thousand three hundred two (879,982,302) votes, are required to approve the Action by written consent. The Series C Stockholders, eight hundred ninety seven million, five hundred eighty one thousand nine hundred forty eight (897,581,948) votes or approximately 51% of the voting equity of the Company, has voted in favor of the Action, thereby satisfying the requirement under Nevada Statutes that at least a majority of the voting equity vote in favor of a corporate action by written consent.

The following table sets forth the name of the Series C Stockholders, the number of shares Common Stock, and of Series C Preferred held by the Series C Stockholders, the total number of votes that the Series C Stockholders voted in favor of the Action and the percentage of the issued and outstanding voting equity of the Company that voted in favor of the action.

	Number of
	Shares of	Number of Votes	Total Number of	Percentage of
Name of	Common	held by Series	Votes Held by	the Voting
Stockholder	Stock Held	C Stockholder	Stockholder	Equity
Michael Kramarz	0	448,790,974	448,790,974	25.5%
Harold Halman	0	448,790,974	448,790,974	25.5%

ACTION TO BE TAKEN

The Authorized Share Increase will become effective on the date that we file the Amended and Restated Certificate of Incorporation of the Company (the “Amendment”) with the Secretary of State of the State of Delaware. Such filing can occur no earlier than twenty (20) calendar days after the mailing of this information statement

We currently expect to file the Amendment on or about February 24, 2017.

With respect to the Action described in this Information Statement, the Board reserves the right, notwithstanding that the Series C Stockholders have approved such Action, to elect not to proceed with such Action if, at any time prior to filing the Amendment, the Board, in its sole discretion, determines that it is no longer in the Company’s best interests and the best interests of the Company’s stockholders to consummate the Action.

INCREASE IN THE NUMBER OF AUTHORIZED SHARES
OF COMMON STOCK

GENERAL

The number of authorized shares of our Common Stock will be increased from seven hundred fifty million (750,000,000) shares to seven billion (7,000,000,000) shares (the “Authorized Share Increase”).

PURPOSE AND EFFECT OF INCREASING THE NUMBER OF AUTHORIZED SHARES

The additional shares of common stock for which authorization is sought would be part of the existing class of Common Stock, if and when issued. These shares would have the same rights and privileges as the shares of Common Stock currently outstanding. Holders of the Company’s Common Stock do not have preemptive rights to subscribe for and purchase any new or additional issues of Common Stock or securities convertible into Common Stock.

The Board of Directors believes that the increase in the number of authorized shares of Common Stock is in the best interests of the Company and its stockholders. The purpose of increasing the number of authorized shares of Common Stock is to have shares available for issuance for such corporate purposes as the Board of Directors may determine in its discretion, including, without limitation:

-	retiring convertible debt
-	business growth and expansion capital
-	future financings and other corporate purposes
-	future acquisitions

The Company is actively pursuing financings which may result in the issuance of additional shares of Common Stock. As previously disclosed by the Company’s periodic SEC filings, the Company needs to pay off both aged convertible notes in the event that note holders decide to convert their notes to the shares of the Company’s common stock. Currently the company has approximately $3,000,000 in aged convertible securities as of the mailing of this information statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our common stock beneficially owned as of the Record Date for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of common stock, (ii) each of our officers and directors and (iii) our officers and directors as a group. A person is considered to beneficially own any shares over which such person, directly or indirectly, exercises sole or shared voting or investment power, or over which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants or otherwise. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our officers and directors is exercised solely by the beneficial owner thereof.

For the purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of our common stock that such person has the right to acquire within 60 days of the date of this information statement. For the purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of the date hereof is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

	Name and Address	Amount and Nature		Percent
Title of Class	of Beneficial Owner (1)	of Beneficial Owner (2)		of Class (3)

Common Stock	Roy Wayne Erwin	58,474,000	(4)	7.35%

Common Stock	Michael Kramarz	2,112,750	(5)	0.29%

Common Stock	Harold Halman	0		0.00%

	Name and Address	Amount and Nature	Percent
Title of Class	of Beneficial Owner (1)	of Beneficial Owner (2)	of Class (6)

Preferred Stock	Michael Kramarz	50,000	25.50%

Preferred Stock	Harold Halman	50,000	25.50%

(1)	The address of each holder is P.O. Box 8832, Grand Rapids, MI 49518-8832.

(2)	A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from October 20, 2014 through the exercise of any option, warrant or other right. Shares of Common Stock subject to options, warrants or rights which are currently exercisable or exercisable within 60 days are deemed outstanding solely for computing the percentage of the person holding such options, warrants or rights, but are not deemed outstanding for computing the percentage of any other person.

(3)	Based on 736,615,725 shares of Common Stock outstanding as of January 27, 2017.

(4)	Includes 56,064 shares of Series D Convertible Preferred Stock, each share convertible into 1,000 shares of the Company’s common stock, and 2,410,000 shares subject to vested options.

(5)	Includes 2,112,750 shares subject to vested options.

(6)	Currently there are 100,000 shares of our Series C Preferred stock authorized, issued and outstanding. Our Series C Preferred Stock collectively has the right to vote 51% of all outstanding classes of stock issued. Percentages represent actual voting power of all classes of stock outstanding.

Amendment of Charter, Bylaws or Other Documents

We are undertaking the Authorized Capital Increase to further reorganize our capital structure in connection with a recent acquisition, which management believes will better position us to attract financing.

The Authorized Capital Increase will be effective upon filing a Certificate of Amendment with the Nevada Secretary of State pursuant to Section 78.209 of the NRS.

Item 2. Statement that Proxies are not Solicited

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Item 3. Interest of Certain Persons in or in Opposition to Matters to be Acted Upon

Our current officers and directors have an interest in the Authorized Capital Increase as a result of their ownership of shares of our issued and outstanding common and preferred stock shares as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management”, above. However, we do not believe that they have any interest that differs from or is greater than that of our other stockholders.

Item 4. Proposals by Security Holders

None.

Item 5. Delivery of Documents to Security Holders Sharing an Address

We will deliver only one copy of this information statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of such stockholders.

We undertake to deliver promptly upon written or oral request a separate copy of this information statement to any stockholder at a shared address to which a single copy of the document was delivered. A stockholder can notify us that he or she wishes to receive a separate copy of this information statement or any future information statement by writing to us at PO Box 8832, Grand Rapids, MI 49518-8832.

Stockholders sharing the same address can also request delivery of a single copy of annual reports to security holders, information statements or Notices of Internet Availability of Proxy Materials if they are receiving multiple of such documents in the same manner.

By Order of the Board of Directors:

By:	/s/ Michael A Kramarz
Michael A. Kramarz
Chairman and CEO, Chief Executive Officer and
Director
Dated:	January 9, 2017

CERTIFICATE OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

ONCOLOGIX TECH, INC.

Pursuant to Section 78.385 and 78.390 of the Nevada Revised Statutes, the undersigned corporation, Oncologix Tech, Inc., a Nevada corporation, submits the following Certificate of Amendment for filing:

1. The name of the corporation is Oncologix Tech, Inc.

2. The first paragraph of Article 4 of the Company’s Articles of Incorporation is to be deleted in its entirety and amended so as to read as follows:

Article 4. The authorized capital stock of this corporation shall be seven billion (7,000,000,000) shares of common stock, $.001 par value per share (the “Common Stock”), and ten million (10,000,000) shares of preferred stock, $.001 par value per share, (the “Preferred Stock”). Such shares of the corporation’s capital stock may be issued from time to time for such consideration as may be fixed by the Board of Directors.

3. The vote by which the shareholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the Articles of Incorporation have voted in favor of the amendment is: 51.00%.

IN WITNESS WHEREOF, Oncologix Tech, Inc., a Nevada corporation, has caused this Certificate of Amendment to be signed in its name and on its behalf, on this ____ day of February, 2017.

ONCOLOGIX TECH, INC., a Nevada corporation

Michael K Kramarz, Chairman & CEO